Exhibit 99.2
Certain Unaudited Pro Forma Financial Information
Article 11 of Regulation S-X requires the filing of pro forma financial information upon the occurrence of a business combination that is accounted for as a “purchase,” and the term “purchase” includes an interest accounted for under the equity method of accounting. The acquisition by Leucadia National Corporation (the “Company”) of Jefferies Group, Inc. (“Jefferies”) common stock is deemed to be significant because the Company’s percentage share (based on its approximate 19.3% equity ownership) of Jefferies’ historical income from continuing operations before income taxes for Jefferies’ most recent fiscal year is greater than 20% of the Company’s historical pre-tax income from continuing operations for the Company’s most recent fiscal year. However, as described below, the Company will not apply the equity method of accounting for its investment in Jefferies.
In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are to be reported in the Company’s consolidated statement of operations. SFAS 159 is effective for fiscal years beginning after November 15, 2007 (the Company was required to adopt SFAS 159 on January 1, 2008), with earlier adoption permitted subject to certain conditions. The Company did not elect to adopt the provisions of SFAS 159 prior to January 1, 2008.
The Company’s investment in Jefferies is one of the eligible items which can be measured at fair value under SFAS 159. As permitted under SFAS 159, the Company elected to account for its investment in Jefferies at fair value rather than under the equity method of accounting. The Jefferies shares acquired by the Company on April 21, 2008 (26,585,310 common shares), when added to the 4,265,800 shares of Jefferies common stock previously acquired by the Company in open market purchases for $74,200,000, together with the Company’s representation on the Jefferies board of directors, enables the Company to qualify for using the equity method of accounting for this investment. The pro forma financial information discussed below reflects the Company’s election to prospectively measure its investment in Jefferies at fair value. The Company will not restate its statements of operations for the pro forma period; the Jefferies pro forma adjustment merely shows the change to the Company’s income from continuing operations assuming it had acquired the same number of Jefferies common shares on January 1, 2007, at the market price at that time, rather than at the prices on the actual acquisition dates.
The Jefferies pro forma adjustment is based on the change in the market price of Jefferies common stock from January 1, 2007 to December 31, 2007. As of January 1, 2007, the most recent closing price for Jefferies common stock was $26.82 per share (at December 29, 2006), and as of December 31, 2007 the closing price was $23.05 per share, representing a historical decline in fair value of $3.77 per share. Assuming the Company acquired the shares of Jefferies common stock on January 1, 2007 at a price of $26.82 per share (versus the Company’s actual average acquisition cost per share of $15.39 per share), and multiplying the decline in historical fair value during 2007 by the number of Jefferies shares acquired results in a Jefferies pro forma pre-tax loss adjustment of $116,309,000 ($73,973,000 after tax).
On April 9, 2008, the Company filed on Form 8-K/A certain pro forma financial information related to its acquisition of 29,336,440 common shares of AmeriCredit Corp. (“ACF”), representing approximately 25.6% of ACF’s common shares, for aggregate cash consideration of $373,914,000 (the “ACF Form 8-K”). Although the ACF acquisition is not the subject of this Report, Article 11 of Regulation S-X requires the Company to include the effect of previously reported pro forma adjustments with this current Report. As more fully described in the ACF Form 8-K, the Company similarly elected to account for its investment in ACF at fair value pursuant to SFAS 159, and the ACF pro forma adjustment is based on the change in the market price of ACF common stock from January 1, 2007 to December 31, 2007. As of January 1, 2007, the most recent closing price for ACF common stock was $25.17 per share (at December 29, 2006), and as of December 31, 2007 the closing price was $12.79 per share, representing a historical decline in fair value of $12.38 per share. Assuming the Company acquired the shares of ACF common stock on January 1, 2007 at a price of $25.17 per share (versus the Company’s actual average acquisition cost per share of $12.75 per share), and multiplying the decline in historical fair value during 2007 by the number of ACF shares acquired results in an ACF pro forma pre-tax loss adjustment of $363,185,000 ($231,048,000 after tax).
The pro forma loss adjustments would have been reported in the caption “Equity in income (losses) of associated companies, net of taxes.” Pro forma income from continuing operations for the year ended December 31, 2007, assuming the Jefferies and ACF shares were acquired on January 1, 2007, would be:

Income from continuing operations, as reported	$480,808,000
Jefferies pro forma adjustment	(73,973,000)
ACF pro forma adjustment	(231,048,000)
Pro forma income from continuing operations	$175,787,000
Assuming the 10,000,000 common shares of the Company that were issued to Jefferies were outstanding on January 1, 2007, pro forma basic and diluted earnings per share from continuing operations would have been $.77 and $.75, respectively, for the year ended December 31, 2007. Historical basic and diluted earnings per share from continuing operations were $2.20 and $2.09, respectively, for the year ended December 31, 2007.
Pro forma adjustments to the Company’s December 31, 2007 consolidated balance sheet are reflected below for both the Jefferies acquisition and the ACF acquisition. The Company would also disclose parenthetically next to the caption “Investment in Associated Companies” the aggregate dollar amount measured using the fair value option. Although the Company acquired all of its Jefferies shares during 2008, the Company’s investment in ACF common shares at December 31, 2007 was $71,536,000 at fair value.

			Investments in
	Cash and cash	Non-current	associated	Stockholders’
	equivalents	investments	companies	equity
At December 31, 2007	$456,970,000	$2,776,521,000	$1,362,913,000	$5,570,492,000
Acquisition of Jefferies common shares in open market purchases (a)	(74,200,000)		74,200,000
Acquisition of Jefferies common shares from Jefferies (b)	100,021,000		398,248,000	498,269,000
Acquisition of ACF common shares (c)	(303,819,000)	(71,536,000)	375,213,000
Pro forma at December 31, 2007	$178,972,000	$2,704,985,000	$2,210,574,000	$6,068,761,000

(a)	Represents the cost of the Jefferies common shares acquired for cash during 2008.
(b)	Represents the 26,585,310 Jefferies common shares and cash received in exchange for 10,000,000 common shares of the Company. The cost of the Jefferies common shares is based on the closing price of Jefferies common stock on April 18, 2008, the last trading date prior to the acquisition.
(c)	Represents a reduction in cash equivalents for the cost of the ACF shares acquired during 2008, a reduction in non-current investments for the fair value of ACF common shares owned at December 31, 2007, and an increase in investments in associated companies for the fair value of all the acquired ACF common stock based on the December 31, 2007 market price.
In the table above, the pro forma adjustments for the Jefferies common shares are reflected at cost, rather than the December 31, 2007 market price per share, since the December 31, 2007 market price per share was 50% higher than the Company’s actual cost and recognition of an unrealized pro forma gain would not be appropriate. The Company does not believe that the pro forma adjustments to income from continuing operations realistically reflect what results of operations would have been because it assumes that the Company’s acquisition cost for both the Jefferies and ACF common shares was substantially higher than its actual cost. For example, if the Company had to record the ACF pro forma loss adjustment, the cost of its investment in the ACF common shares would have been written down to $10,729,000 as of December 31, 2007, even though the shares owned by the Company would have had a fair value of $375,213,000 on that date.
The unaudited pro forma financial information discussed above should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the historical consolidated financial statements and notes thereto of Jefferies, which are referenced in Item 9.01 hereof and are included in this Report. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of actual results had the acquisition occurred as of January 1, 2007, nor do they purport to represent results of future operations.

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